Exhibit 99.1

Second Quarter 2019 Earnings Results Media Relations: Jake Siewert 212-902-5400 Investor Relations: Heather Kennedy Miner 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Second Quarter 2019 Earnings Results

Goldman Sachs Reports Second Quarter Earnings Per Common Share of $5.81

and Increases the Quarterly Dividend to $1.25 Per Common Share

“We’re  encouraged  by  the results  for  the  first  half  of  the year  as we  continue to  invest  in new businesses and growth  to serve a  broader array of clients. Given  the strength of our client franchise, we are well positioned  to benefit from a growing global  economy. And, our financial  strength positions us to return  capital  to shareholders, including a significant increase in our quarterly dividend in the third quarter.”

- David M. Solomon, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	Net Earnings	EPS
2Q $9.46 billion 2Q YTD $18.27 billion	2Q $2.42 billion 2Q YTD $4.67 billion	2Q $5.81 2Q YTD $11.52

Annualized ROE [1]	Annualized ROTE [1]	Book Value
2Q 11.1% 2Q YTD 11.1%	2Q 11.7% 2Q YTD 11.7%	BVPS $214.10 TBVPS [1] $203.05

NEW YORK, July 16, 2019 – The  Goldman  Sachs Group, Inc.  (NYSE: GS)  today  reported  net  revenues  of $9.46 billion  and net  earnings  of  $2.42 billion  for the second  quarter ended  June 30, 2019. Net  revenues were $18.27 billion and net earnings were $4.67 billion for the first half of 2019.

Diluted  earnings  per  common  share  (EPS)  was  $5.81  for  the  second  quarter  of 2019  compared with $5.98 for the second quarter of 2018 and $5.71  for the first quarter of  2019, and was  $11.52 for the first  half of 2019 compared with $12.93 for the first half of 2018.

Annualized  return  on average  common  shareholders’  equity  (ROE)1 was  11.1% for both the  second quarter of 2019 and the first half of 2019. Annualized  return  on  average  tangible common  shareholders’  equity (ROTE)1 was 11.7% for both the second quarter of 2019 and the first half of 2019.

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

Highlights

◾

The firm ranked #1 in worldwide announced and completed mergers and acquisitions for the year-to-date[2]. The firm also ranked #1 in worldwide equity and equity-related offerings and common stock offerings for the year-to-date[2].

◾	Equities net revenues were $2.01 billion, the second highest quarterly performance in four years.

◾	Investing & Lending net revenues were $2.53 billion, the highest quarterly performance in eight years, and included record quarterly net interest income in debt securities and loans of $872 million.

◾	In Investment Management, assets under supervision[3,4] increased $61 billion[5] during the quarter to a record $1.66 trillion.

◾	Book value per common share was $214.10 and tangible book value per common share[1] was $203.05, both 2.4% higher compared with the end of the first quarter of 2019.

◾

The firm received a  non-objection from the Federal  Reserve Board related to its  CCAR 2019 capital plan, which includes up to $7.00 billion in common share repurchases and $1.80 billion in total common stock dividends, with a 47% increase in the quarterly dividend to $1.25 beginning in the third quarter of 2019. [3]

Quarterly Net Revenue Mix by Segment

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

Net Revenues

Net revenues were $9.46 billion for the second quarter of 2019, 2% lower than the second quarter of 2018 and 7% higher than the first quarter of 2019. The decrease compared with the second quarter of 2018 primarily reflected lower net revenues in Investment Management and Investment Banking, partially offset by higher net revenues in Investing & Lending.

Net Revenues
$9.46 billion

Investment Banking

Net revenues in Investment Banking were $1.86 billion for the second quarter of 2019, 9% lower than the second quarter of  2018 and 3% higher  than the first quarter of 2019.

Net revenues in Financial Advisory were $776 million, 3% lower than the second quarter of 2018, reflecting a decrease in industry-wide completed mergers and acquisitions activity.

Net revenues in Underwriting were $1.09 billion, 12% lower compared with a strong second quarter of 2018, due to significantly lower net revenues in debt underwriting, primarily reflecting lower net revenues from investment-grade and leveraged finance activity. Net revenues in equity underwriting were  essentially unchanged  compared with the second quarter of 2018.

The firm’s investment banking transaction backlog[3] decreased compared with both the end of the first quarter of 2019 and the end of 2018.

Investment Banking
$1.86 billion
Financial Advisory	$776 million
Underwriting	$1.09 billion

Institutional Client Services

Net revenues  in Institutional Client Services  were $3.48 billion for the second quarter of  2019,  3%  lower  than  the  second  quarter  of  2018 and 4% lower than the first quarter   of  2019.

Net revenues in Fixed Income, Currency and Commodities (FICC) Client Execution were $1.47 billion, 13% lower than the second quarter of 2018, reflecting significantly lower net revenues in interest rate products and currencies and lower net revenues in credit products, partially offset by higher net revenues in commodities and mortgages. During the quarter, FICC Client Execution continued to operate in an environment characterized by generally low levels of volatility and low client activity.

Net revenues in  Equities were  $2.01 billion, 6% higher than the second quarter of 2018, primarily  due to higher  net revenues in equities  client execution, reflecting higher net revenues in cash products and derivatives. In addition, net revenues in securities services and commissions and fees were both slightly higher. During the quarter, Equities  operated in  an environment generally characterized by improved client activity compared with the first quarter of 2019.

Institutional Client Services
$3.48 billion
FICC	$1.47 billion
Equities	$2.01 billion

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

Investing & Lending

Net revenues in Investing & Lending were $2.53 billion for the second quarter of 2019, 16% higher than the second quarter of 2018 and 38% higher than the first quarter of 2019.

Net revenues in equity securities were $1.54 billion, 20% higher than the second quarter of 2018, primarily reflecting significantly higher net gains from investments in public equities.

Net revenues in debt securities and loans were $989 million, 10% higher than the second quarter of 2018, reflecting significantly higher net interest income. The second quarter of 2019 included net interest income of $872 million.

Investing & Lending
$2.53 billion
Equity Securities	$1.54 billion
Debt Securities and Loans	$989 million

Investment Management

Net revenues in Investment Management were $1.59 billion for the second quarter of 2019, 14% lower than the second quarter of 2018 and 2% higher than the first quarter of 2019.

The  decrease in  net revenues compared  with the second quarter of 2018 was primarily due to significantly lower incentive fees. In addition, transaction revenues were lower.  Management and  other fees  were slightly higher, reflecting higher average assets under supervision, largely offset by a lower average effective fee due to shifts in the mix of client assets and strategies.

During the quarter, total assets under supervision[3,4] increased $61 billion to $1.66 trillion. Long-term assets under supervision increased $49 billion, including net market appreciation of $32 billion and net inflows of $17 billion[5], both primarily in fixed income assets. Liquidity products increased $12 billion.

Investment Management
$1.59 billion
Management and Other Fees	$1.40 billion
Incentive Fees	$ 44 million
Transaction Revenues	$153 million

Provision for Credit Losses

Provision for credit losses was $214 million for the second quarter of 2019, 9% lower than the second quarter of 2018 and 4% lower than the first quarter of 2019. The decrease in provision for credit losses compared with the second quarter of 2018 reflected lower provisions related to purchased credit impaired loans.

Provision for Credit Losses
$214 million

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

Operating Expenses

Operating expenses were $6.12 billion for the second quarter of 2019, essentially unchanged compared with the second quarter of 2018 and 4% higher than the first quarter of 2019. The firm’s efficiency ratio[3] for the first half of 2019 was 65.6%, compared with 64.6% for the first half of 2018.

Operating Expenses
$6.12 billion

Operating expenses, compared with the second quarter of 2018, reflected lower net provisions for litigation and regulatory proceedings and slightly lower compensation and benefits expenses. These decreases were offset by higher expenses for technology and consolidated investments. These higher expenses were primarily in depreciation and amortization, communications and technology, and occupancy expenses.

Net provisions for litigation and regulatory proceedings for the second quarter of 2019 were $66 million compared with $148 million for the second quarter of 2018.

Headcount was essentially unchanged compared with the end of the first quarter of 2019.

YTD Efficiency Ratio
65.6%

Provision for Taxes

The effective income tax rate for the first half of 2019 increased to 20.1% from 17.2% for the first quarter of 2019, primarily due to a decrease in the impact of permanent tax benefits in the first half of 2019 compared with the first quarter of 2019.

YTD Effective Tax Rate
20.1%

Other Matters

◾ On July 15, 2019, the Board of Directors of The Goldman Sachs Group, Inc. increased the quarterly dividend to $1.25 per common share from $0.85 per common share. The dividend will be paid on September 27, 2019 to common shareholders of record on August 30, 2019.

◾ During the quarter, the firm returned $1.57 billion of capital to common shareholders, including $1.25 billion of share repurchases (6.2 million shares at an average cost of $200.73) and $319 million of common stock dividends.[3]

◾ Global core liquid assets[3] averaged $225 billion[4] for the second quarter of 2019, compared with an average of $234 billion for the first quarter of 2019.

Declared Quarterly Dividend Per Common Share
$1.25

Common Share Repurchases
6.2 million shares for $1.25 billion

Average GCLA
$225 billion

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act  of  1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events,  many  of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ,  possibly  materially, from the anticipated results and financial condition indicated in these forward-looking statements. It is also possible that the firm’s actual capital actions may differ, possibly materially, from those permitted by its CCAR  2019  capital plan. For information about some of the risks and important factors that could affect the firm’s future results and financial condition as well as its actual capital actions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2018.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or not completed at all and associated net revenues may not be realized  or  may  be materially less than those currently expected. Important factors that could have such a result include,  for underwriting transactions, a decline or weakness in general  economic conditions, outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets,  an inability to obtain adequate financing,  an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2018.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30  am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-888-281-7154 (in the U.S.) or 1-706-679-5627 (outside the U.S.). The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s  website or by dialing 1-855-859-2056 (in the U.S.) or 1-404-537- 3406 (outside the U.S.) passcode number 64774224 beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor- relations@gs.com.

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)6

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	JUNE 30, 2019	MARCH 31, 2019	JUNE 30, 2018	MARCH 31, 2019	JUNE 30, 2018
INVESTMENT BANKING
Financial Advisory	$ 776	$ 887	$ 804	(13) %	(3) %

Equity underwriting	482	271	489	78	(1)
Debt underwriting	605	652	752	(7)	(20)
Total Underwriting	1,087	923	1,241	18	(12)

Total Investment Banking	1,863	1,810	2,045	3	(9)

INSTITUTIONAL CLIENT SERVICES
FICC Client Execution	1,469	1,839	1,679	(20)	(13)

Equities client execution	772	682	691	13	12
Commissions and fees	777	714	763	9	2
Securities services	458	370	437	24	5
Total Equities	2,007	1,766	1,891	14	6

Total Institutional Client Services	3,476	3,605	3,570	(4)	(3)

INVESTING & LENDING
Equity securities	1,541	847	1,281	82	20
Debt securities and loans	989	990	897	–	10
Total Investing & Lending	2,530	1,837	2,178	38	16

INVESTMENT MANAGEMENT
Management and other fees	1,395	1,332	1,345	5	4
Incentive fees	44	58	316	(24)	(86)
Transaction revenues	153	165	182	(7)	(16)
Total Investment Management	1,592	1,555	1,843	2	(14)

Total net revenues	$ 9,461	$ 8,807	$ 9,636	7	(2)
Geographic Net Revenues (unaudited)[3,6] $ in millions

	THREE MONTHS ENDED

	JUNE 30, 2019	MARCH 31, 2019	JUNE 30, 2018
Americas	$ 5,652	$ 5,245	$ 5,869
EMEA	2,689	2,459	2,634
Asia	1,120	1,103	1,133
Total net revenues	$ 9,461	$ 8,807	$ 9,636

Americas	60%	60%	61%
EMEA	28%	28%	27%
Asia	12%	12%	12%
Total	100%	100%	100%

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)6

$ in millions

	SIX MONTHS ENDED		% CHANGE FROM

	JUNE 30, 2019	JUNE 30, 2018	JUNE 30, 2018
INVESTMENT BANKING
Financial Advisory	$ 1,663	$ 1,390	20%

Equity underwriting	753	899	(16)
Debt underwriting	1,257	1,549	(19)
Total Underwriting	2,010	2,448	(18)

Total Investment Banking	3,673	3,838	(4)

INSTITUTIONAL CLIENT SERVICES
FICC Client Execution	3,308	3,753	(12)

Equities client execution	1,454	1,753	(17)
Commissions and fees	1,491	1,580	(6)
Securities services	828	869	(5)
Total Equities	3,773	4,202	(10)

Total Institutional Client Services	7,081	7,955	(11)

INVESTING & LENDING
Equity securities	2,388	2,350	2
Debt securities and loans	1,979	1,959	1
Total Investing & Lending	4,367	4,309	1

INVESTMENT MANAGEMENT
Management and other fees	2,727	2,691	1
Incentive fees	102	529	(81)
Transaction revenues	318	394	(19)
Total Investment Management	3,147	3,614	(13)

Total net revenues	$ 18,268	$ 19,716	(7)
Geographic Net Revenues (unaudited)[3,6] $ in millions

	SIX MONTHS ENDED

	JUNE 30, 2019	JUNE 30, 2018
Americas	$ 10,897	$ 11,810
EMEA	5,148	5,224
Asia	2,223	2,682
Total net revenues	$ 18,268	$ 19,716

Americas	60%	60%
EMEA	28%	26%
Asia	12%	14%
Total	100%	100%

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)6

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	JUNE 30, 2019	MARCH 31, 2019	JUNE 30, 2018	MARCH 31, 2019	JUNE 30, 2018
REVENUES
Investment banking	$ 1,863	$ 1,810	$ 2,045	3%	(9) %
Investment management	1,480	1,433	1,728	3	(14)
Commissions and fees	807	743	795	9	2
Market making	2,423	2,539	2,546	(5)	(5)
Other principal transactions	1,817	1,064	1,520	71	20
Total non-interest revenues	8,390	7,589	8,634	11	(3)

Interest income	5,760	5,597	4,920	3	17
Interest expense	4,689	4,379	3,918	7	20
Net interest income	1,071	1,218	1,002	(12)	7

Total net revenues	9,461	8,807	9,636	7	(2)

Provision for credit losses	214	224	234	(4)	(9)

OPERATING EXPENSES
Compensation and benefits	3,317	3,259	3,395	2	(2)
Brokerage, clearing, exchange and distribution fees	823	762	812	8	1
Market development	186	184	183	1	2
Communications and technology	290	286	260	1	12
Depreciation and amortization	399	368	335	8	19
Occupancy	234	225	197	4	19
Professional fees	302	298	294	1	3
Other expenses	569	482	650	18	(12)
Total operating expenses	6,120	5,864	6,126	4	–

Pre-tax earnings	3,127	2,719	3,276	15	(5)
Provision for taxes	706	468	711	51	(1)
Net earnings	2,421	2,251	2,565	8	(6)
Preferred stock dividends	223	69	217	N.M.	3
Net earnings applicable to common shareholders	$ 2,198	$ 2,182	$ 2,348	1	(6)

EARNINGS PER COMMON SHARE
Basic[3]	$ 5.86	$ 5.73	$ 6.04	2%	(3) %
Diluted	$ 5.81	$ 5.71	$ 5.98	2	(3)

AVERAGE COMMON SHARES
Basic	374.5	379.8	387.8	(1)	(3)
Diluted	378.0	382.4	392.6	(1)	(4)

SELECTED DATA AT PERIOD-END
Basic shares[3]	372.2	378.2	387.9	(2)	(4)
Book value per common share	$ 214.10	$ 209.07	$ 194.37	2	10
Tangible book value per common share[1]	$ 203.05	$ 198.25	$ 183.78	2	10

Headcount	35,600	35,900	34,600	(1)	3

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited) 6

In millions, except per share amounts

	SIX MONTHS ENDED		% CHANGE FROM
	JUNE 30, 2019	JUNE 30, 2018	JUNE 30, 2018
REVENUES
Investment banking	$ 3,673	$ 3,838	(4) %
Investment management	2,913	3,367	(13)
Commissions and fees	1,550	1,657	(6)
Market making	4,962	5,750	(14)
Other principal transactions	2,881	3,184	(10)
Total non-interest revenues	15,979	17,796	(10)

Interest income	11,357	9,150	24
Interest expense	9,068	7,230	25
Net interest income	2,289	1,920	19

Total net revenues	18,268	19,716	(7)

Provision for credit losses	438	278	58

OPERATING EXPENSES
Compensation and benefits	6,576	7,452	(12)
Brokerage, clearing, exchange and distribution fees	1,585	1,656	(4)
Market development	370	365	1
Communications and technology	576	511	13
Depreciation and amortization	767	634	21
Occupancy	459	391	17
Professional fees	600	587	2
Other expenses	1,051	1,147	(8)
Total operating expenses	11,984	12,743	(6)

Pre-tax earnings	5,846	6,695	(13)
Provision for taxes	1,174	1,298	(10)
Net earnings	4,672	5,397	(13)
Preferred stock dividends	292	312	(6)
Net earnings applicable to common shareholders	$ 4,380	$ 5,085	(14)

EARNINGS PER COMMON SHARE
Basic[3]	$ 11.59	$ 13.07	(11) %
Diluted	$ 11.52	$ 12.93	(11)

AVERAGE COMMON SHARES
Basic	377.1	388.4	(3)
Diluted	380.2	393.2	(3)

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (unaudited)4

$ in billions

	AS OF

	JUNE 30, 2019	MARCH 31, 2019
ASSETS
Cash and cash equivalents	$ 91	$ 88
Collateralized agreements	276	280
Receivables	168	156
Financial instruments owned	371	363
Other assets	39	38
Total assets	$ 945	$ 925

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 166	$ 164
Collateralized financings	103	103
Payables	185	181
Financial instruments sold, but not yet purchased	111	101
Unsecured short-term borrowings	50	45
Unsecured long-term borrowings	221	225
Other liabilities	18	16
Total liabilities	854	835
Shareholders’ equity	91	90
Total liabilities and shareholders’ equity	$ 945	$ 925
Capital Ratios and Supplementary Leverage Ratio (unaudited)[3,4] $ in billions

	AS OF

	JUNE 30, 2019	MARCH 31, 2019
Common equity tier 1	$ 75.6	$ 74.7

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 548	$ 544
Common equity tier 1 ratio	13.8%	13.7%

BASEL III ADVANCED CAPITAL RULES
Risk-weighted assets	$ 559	$ 557
Common equity tier 1 ratio	13.5%	13.4%

Supplementary leverage ratio	6.4%	6.4%
Average Daily VaR (unaudited)[3,4] $ in millions

	THREE MONTHS ENDED

	JUNE 30, 2019	MARCH 31, 2019
RISK CATEGORIES
Interest rates	$ 41	$ 43
Equity prices	27	29
Currency rates	10	12
Commodity prices	12	11
Diversification effect	(38)	(40)
Total	$ 52	$ 55

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)3,4

$ in billions

	AS OF

	JUNE 30, 2019		MARCH 31, 2019	JUNE 30, 2018
ASSET CLASS
Alternative investments	$ 174		$ 172	$ 171
Equity	350		335	329
Fixed income	749		717	663
Total long-term AUS	1,273		1,224	1,163
Liquidity products	387		375	350
Total AUS	$ 1,660		$ 1,599	$ 1,513

	THREE MONTHS ENDED

	JUNE 30, 2019		MARCH 31, 2019	JUNE 30, 2018
Beginning balance	$ 1,599		$ 1,542	$ 1,498
Net inflows / (outflows):
Alternative investments	1		1	3
Equity	4		(1)	2
Fixed income	12		20	3
Total long-term AUS net inflows / (outflows)	17	[5]	20	8
Liquidity products	12		(22)	10
Total AUS net inflows / (outflows)	29		(2)	18
Net market appreciation / (depreciation)	32		59	(3)
Ending balance	$ 1,660		$ 1,599	$ 1,513

Goldman Sachs Reports

Second Quarter 2019 Earnings Results

Footnotes

1.

Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. Tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Annualized ROTE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders’ equity by basic shares. Management believes that tangible common shareholders’ equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders’ equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents the firm’s average and ending equity, as well as a reconciliation of average and ending common shareholders’ equity to tangible common shareholders’ equity:

	AVERAGE FOR THE		AS OF

Unaudited, $ in millions	THREE MONTHS ENDED JUNE 30, 2019	SIX MONTHS ENDED JUNE 30, 2019	JUNE 30, 2019	MARCH 31, 2019	JUNE 30, 2018
Total shareholders’ equity	$ 90,271	$ 89,903	$ 90,892	$ 90,273	$ 86,599
Preferred stock	(11,203)	(11,203)	(11,203)	(11,203)	(11,203)
Common shareholders’ equity	79,068	78,700	79,689	79,070	75,396
Goodwill and identifiable intangible assets	(4,118)	(4,109)	(4,114)	(4,092)	(4,106)
Tangible common shareholders’ equity	$ 74,950	$ 74,591	$ 75,575	$ 74,978	$ 71,290

2.	Dealogic – January 1, 2019 through June 30, 2019.

3.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2019: (i) investment banking transaction backlog – see “Results of Operations – Investment Banking” (ii) assets under supervision – see “Results of Operations – Investment Management” (iii) efficiency ratio – see “Results of Operations – Operating Expenses” (iv) share repurchase program – see “Equity Capital Management and Regulatory Capital – Equity Capital Management” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2019: (i) risk-based capital ratios and supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy” (ii)  geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

4.	Represents a preliminary estimate for the second quarter of 2019 and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2019.

5.	Includes $13 billion of inflows in long-term assets under supervision (primarily in equity and fixed income assets) in connection with the acquisition of Rocaton Investment Advisors.

6.

The following reclassifications have been made to previously reported amounts for the second quarter and first half of 2018 to conform to the current presentation: (i) provision for credit losses, previously reported in other principal transactions revenues (and Investing & Lending segment net revenues), is now reported as a separate line item in the consolidated statements of earnings and (ii) headcount consists of the firm’s employees, and excludes consultants and temporary staff previously reported as part of total staff. As a result, expenses related to these consultants and temporary staff, previously reported in compensation and benefits, are now reported in professional fees.